UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2010

Sunvalley Solar, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-8415633
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices)

(909) 598-0618
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03     Amendments to Articles of Incorporation or Bylaws

The company’s board of directors approved a merger with the company’s wholly-owned subsidiary, Sunvalley Solar, Inc., a California corporation, pursuant to Nev. Rev. Stat. §92A.180.  As part of the merger with the company’s wholly owned subsidiary, the board authorized a change in the name of the company to “Sunvalley Solar, Inc.”  A copy of the Articles of Merger describing the subsidiary merger and name change filed with the state of Nevada is attached hereto as Exhibit 3.1.  On July 14, 2010, we received notification from the Financial Industry Regulatory Authority (FINRA) that our name change will be effective on July 15, 2010.

In connection with the name change, effective as of the open of business on July 15, 2010, the company has the following new CUSIP number and new trading symbol:

New CUSIP Number: 86802Y 104
New Trading Symbol: SSOL

SECTION 8 – Other Events

Item 8.01     Other Events

Concurrently with the name change described above, our board of directors approved a forward dividend of the company’s common stock on the basis of 19.088523 additional shares for each share issued and outstanding.  The total number of authorized shares has not been changed.  Pending final notification from FINRA, we anticipate that the effective date for the share dividend will be July 19, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Merger

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunvalley Solar, Inc.

Zhijian (James) Zhang
Chief Executive Officer

Date:  July 14, 2010